EXHIBIT 4.1

AMENDMENT NO. 9 TO
RECEIVABLES SALE AGREEMENT

THIS AMENDMENT NO. 9 TO RECEIVABLES SALE AGREEMENT, dated as of July 17, 2012, and effective as of June 30, 2012 (this “Amendment”), is among GE Commercial Distribution Finance Corporation, a Delaware corporation (“CDF”), as a seller, Brunswick Acceptance Company, LLC, a Delaware limited liability company, as a seller (“BAC”), General Electric Capital Corporation, a Delaware corporation, as a seller and as performance guarantor (“GECC”), Polaris Acceptance, an Illinois general partnership, as a seller (“PA”), and CDF Funding, Inc., a Delaware corporation, as buyer (the “Buyer”).

BACKGROUND

WHEREAS, CDF, BAC, GECC, PA and the Buyer are parties to a receivables sale agreement, dated as of August 12, 2004 (as amended, modified or supplemented prior to the date hereof, the “Receivables Sale Agreement”), and all of the parties hereto desire to amend the Receivables Sale Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Receivables Sale Agreement and used but not otherwise defined herein have the meanings given to them in the Receivables Sale Agreement.

SECTION 2. Amendment.

(a)                Section 1.1 of the Receivables Sale Agreement is hereby amended by:

    (i)         adding the following definitions in the appropriate alphabetical order:

“Adverse Effect” is defined in the Indenture.

“Credit Insurance” means credit insurance or other similar credit enhancement with respect to a Receivable supporting payment of such Receivable or the creditworthiness of the related Dealer.

“Credit Insurance Receivable” means, at any time, any Receivable that is then covered by Credit Insurance.

“Insolvent Account” is defined in Section 2.7(e).

“Reimbursement Amount” means, with respect to any Credit Insurance Receivable, any amounts owed to the provider of the Credit Insurance from the proceeds of the Receivable or the Collateral Security or Collections with respect thereto covered by such Credit Insurance.

Amendment No. 9 to Receivables Sale Agreement

“Suspended Account” is defined in Section 2.7(e).

“Suspension Date” is defined in Section 2.7(e).

(ii)            amending and restating the definition of “Collections” to read in its entirety as follows:

““Collections” means, without duplication, the sum of (a) all payments by or on behalf of Dealers received in respect of the Transferred Receivables (including proceeds from the realization upon any Collateral Security) in the form of cash, checks, wire transfers or any other form of payment, (b) all payments deemed to be collections by or on behalf of Dealers received in respect of the Transferred Receivables and (c) amounts received under or in connection with any Credit Insurance. Collections that constitute Recoveries shall be considered to be Collections of Non-Principal Receivables; provided, that any Recoveries or other amounts received up to the Reimbursement Amount with respect to a Credit Insurance Receivable shall be deemed not to be Collections or otherwise Collateral for any purposes hereof.”

(iii)           Amending clause (h) of the definition of “Eligible Receivable” to add the following new parenthetical immediately following such clause: “(other than Permitted Encumbrances)”.

(iv)           amending and restating the definition of “Non-Principal Collections” to read in its entirety as follows:

““Non-Principal Collections” means the sum of (a) Collections of interest and all other non-principal charges (including insurance service fees and handling fees) on the Receivables, provided that if the Master Servicer does not allocate such non-principal charges to specific Receivables, the amounts received shall constitute “Non-Principal Collections” pursuant to this clause (a) if they are paid by a Dealer which is an obligor of an Account; (b) all Recoveries; provided, that any Recoveries or other amounts received up to the Reimbursement Amount with respect to a Credit Insurance Receivable shall be deemed not to be Collections or otherwise Collateral for any purposes hereof; (c) payments by Dealers of Manufacturer Discount Amounts (including amounts deemed to be payments of such Manufacturer Discounts Amounts); (d) payments by manufacturers of Manufacturer Subsidy Amounts; (e) amounts deemed to be collections of interest and non-principal charges by or on behalf of Dealers; (f) amounts received under or in connection with any Credit Insurance to the extent not allocated by the Master Servicer as Principal Collections in accordance with its current practices and (g) the product of (i) any other Collections not described in the preceding clauses (a) through (f) of this definition, multiplied by (ii) the Discount Factor.

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(v)            amending the definition of “Permitted Encumbrances” by (i) deleting the word “and” where it appears immediately before clause (g) therein and (ii) adding the following new clause immediately following clause (g) therein: “and (h) any Lien in favor of, or other interest of, a provider of Credit Insurance with respect to a Credit Insurance Receivable or other Collateral Security or Collections with respect thereto under the terms of the applicable documents governing such Credit Insurance.

(vi)           amending the definition of “Principal Collections” to add the following new sentence immediately following the second sentence thereof:

“Amounts received under or in connection with any Credit Insurance to the extent not allocated as Non-Principal Collections by the Master Servicer in accordance with its current practices shall be deemed to be Principal Collections.”

(b)               Clause (i) of Section 2.1(a) is hereby amended and restated in its entirety to read as follows:

“(i) the Receivables existing at the opening of business on the Closing Date, and thereafter created from time to time (other than any Receivables arising in an Account that is a Suspended Account at such time) until the Agreement Termination Date (or, if applicable, the Seller Termination Date relating to such Seller), together with the Collateral Security and Collections with respect thereto and related Recoveries, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto, all Insurance Proceeds relating thereto and all amounts received in connection with Credit Insurance relating thereto or the proceeds thereof.”

(c)                Clause (x) of the third sentence of Section 2.1(b) of the Receivables Sale Agreement is hereby amended and restated to read as follows:

“(x) such Account becomes a Removed Account or a Suspended Account (other than an Insolvent Account) or any Suspended Account (other than an Insolvent Account) subsequently ceases to be a Suspended Account, or”

(d)               Section 2.7 of the Receivables Sale Agreement is hereby amended by:

(i)             amending and restating the title of such Section in its entirety to read as follows: “Removal of Accounts and Suspended Accounts.”

(ii)            adding the following sentence immediately following Section 2.7(a)(iv):

“Notwithstanding the foregoing, the condition specified in clause (ii) shall not apply to the removal of Ineligible Accounts in accordance with this Agreement.”

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(iii)           adding the following new paragraph (e) immediately following paragraph (d) thereof:

“(e) At any time with respect to any Account that is an Ineligible Account at such time or any Account with respect to which all future Receivables created in such Account would be, or are reasonably expected to be, Ineligible Receivables on the related Transfer Date, the applicable Seller may, by delivery of a notice to the Buyer cease transferring Receivables arising in such Account to Buyer (any such account, a “Suspended Account”) on the date specified in such notice (the “Suspension Date”) so long as such action will not in the determination of the applicable Seller result in an Adverse Effect; provided that with respect to any Receivables arising in an Account which fails to meet the requirement in clause (a)(ii) of the definition of Eligible Account (any such Account, an “Insolvent Account”), such Receivables shall be automatically deemed not to be transferred to the Buyer on and after the date such Account became an Ineligible Account (the “Insolvency Date”) and the applicable Seller shall provide notice to the Buyer specifying each such Insolvent Account that became an Insolvent Account during the related Monthly Period on or before the Determination Date following the date such Account became an Insolvent Account. The foregoing designation shall have no effect on Receivables or the Collateral Security or Collections related thereto that were sold or otherwise transferred hereunder prior to such designation as a Suspended Account. If the circumstances giving rise to any Account becoming a Suspended Account no longer exist and such Account is now an Eligible Account and the related Receivables are Eligible Receivables, the applicable Seller may, by delivery of a notice to the Buyer, transfer all outstanding Receivables (to the extent such Receivables would be Eligible Receivables on the related Transfer Date) arising in such Account from the Suspension Date through the date of such notice to Buyer and recommence transferring all Receivables, together with the Collateral Security and Collections with respect thereto arising in such Account on and after the date of such notice to Buyer in accordance with the terms of this Agreement; provided that to the extent any Insolvent Account becomes an Eligible Account and the related Receivables are Eligible Receivables, all outstanding Receivables arising in such Account from the Insolvency Date through the date such Insolvent Account becomes an Eligible Account shall be deemed to be automatically transferred to Buyer on the date such Insolvent Account becomes an Eligible Account and the applicable Seller shall recommence transferring all Receivables, together with the Collateral Security and Collections with respect thereto arising in such Account on and after the date such Account becomes an Eligible Account in accordance with the terms of this Agreement.”

SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:

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(a)                Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b)               Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 4. Binding Effect; Ratification.

(a)                This Amendment is dated as of the date first set forth above and shall become effective, as of June 30, 2012, when (i) counterparts hereof shall have been executed and delivered by the parties hereto and (ii) the S&P Condition shall have been satisfied with respect to this Amendment, and thereafter this Amendment shall be binding on the parties hereto and their respective successors and assigns.

(b)               The Receivables Sale Agreement, as amended hereby, remains in full force and effect. On and after the date hereof, each reference in the Receivables Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Sale Agreement, shall mean and be a reference to such Receivables Sale Agreement, as amended hereby.

(c)                Except as expressly amended hereby, the Receivables Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. Reaffirmation of Originator Performance Guaranty. GECC, in its capacity as performance guarantor (“Performance Guarantor”) under the Originator Performance Guaranty dated as of August 12, 2004 (the “Originator Performance Guaranty”), taking into account the Receivables Sale Agreement as amended by this Amendment, hereby reaffirms and ratifies all of its obligations under the Originator Performance Guaranty.

SECTION 6.  Miscellaneous.

(a)                THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)               EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS

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AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE RECEIVABLES SALE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)                BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)               Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(e)               This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)                Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

GE COMMERCIAL
DISTRIBUTION FINANCE CORPORATION,
as a Seller

By: /s/ John E. Peak

Name:  John E. Peak
Title:   Vice President

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BRUNSWICK ACCEPTANCE COMPANY, LLC,
as a Seller

By: /s/ John E. Peak

Name:  John E. Peak

Title:    Management Committee Member

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POLARIS ACCEPTANCE,
as a Seller

By: /s/ John E. Peak

Name:  John E. Peak
Title:   Management Committee Member

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GENERAL ELECTRIC CAPITAL CORPORATION,
as a Seller

By: /s/ Peter Graham

Name: Peter Graham
Title:   Attorney-in-Fact

GENERAL ELECTRIC CAPITAL CORPORATION,
as the Performance Guarantor

By: /s/ Peter Graham

Name: Peter Graham
Title:   Attorney-in-Fact

S-4	Amendment No. 9 to Receivables Sale Agreement

CDF FUNDING, INC.,
as the Buyer

By: /s/ John E. Peak

Name: John E. Peak
Title:    Vice President

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